UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
    Washington, D.C. 20549

          FORM 8-K

       CURRENT REPORT




Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 7, 2002 (June 3, 2002)

SURGE COMPONENTS, INC.
(Exact name of registrant as
specified in its charter)


New York                      0-14188     11-2602030
(State or other jurisdiction (Commission (IRS Employer
of incorporation             File Number) Identification No.)

95 East Jefryn Boulevard, Deer Park   NY   11729
(Address of principal executive offices) (Zip Code)


Registrant's telephone number,
including area code: (631) 595-1818


________________________________________
(Former name or former address,
if changed since last report.)



Item 4. Changes in Registrant's Certifying
         Accountant.

On June 3, 2002, we, Surge Components, Inc.
dismissed Eisner, LLP (formerly Richard
A. Eisner & Company, LLP) ("Eisner") as our principal independent accountant. On June 3, 2002, we appointed Seligson & Giannattasio,
LLP ("S&G") as our principal accountant to audit our financial statements.

The reports of Eisner on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change accountants was
recommended by our Board of Directors.

Further, we had no disagreements with Eisner through the date of its dismissal on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Eisner would have caused
Eisner to make reference to the subject
matter of the disagreement in connection with its report.

In addition, during the Company's two most recent fiscal years, and any subsequent interim period prior to engaging S&G, neither we (nor anyone on our behalf) consulted S&G regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant's financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.

The Company has requested Eisner to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 7, 2002, is filed as Exhibit 99 to this Form 8-K.






            SIGNATURES


Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       SURGE COMPONENTS, INC.


Dated: June 7, 2002    By:/s/Ira Levy
	              Ira Levy, President








          EXHIBIT INDEX



Exhibit 99     Letter from Richard A. Eisner &
               Company, LLP to Surge Components,
               Inc., dated June 7, 2002.